SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

SELIGMAN LASALLE INTERNATIONAL REAL ESTATE FUND, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

Seligman LaSalle International Real Estate Fund, Inc.

734 Ameriprise Financial Center, Minneapolis, Minnesota 55474

New York City Telephone (212) 850-1864

Toll-Free Telephone (800) 221-2450

Notice of Annual Meeting of Stockholders

to be held on June 9, 2009

To the Stockholders:

The First Annual Meeting of Stockholders (the “Meeting”) of Seligman LaSalle International Real Estate Fund, Inc., a Maryland corporation (the “Fund”), will be held at the offices of Venable LLP, 750 East Pratt Street, 4th Floor, Baltimore, Maryland 21202, on June 9, 2009, at 8:30 A.M., local time, for the following purposes:

(1)	To elect four Directors, each to hold office until the 2012 Annual Meeting of Stockholders and until their successors are elected and qualify;

(2)	To consider a proposal to ratify the selection of Ernst & Young LLP as the Fund’s independent registered public accounting firm; and

(3)	To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof;

all as more fully set forth in the Proxy Statement accompanying this Notice. You will need proof of record ownership of the Fund’s stock to enter the Meeting or, if your shares are held in street name, a proxy from the record holder.

The close of business on April 6, 2009 has been fixed as the record date for the determination of Stockholders entitled to notice of, and to vote at, the Meeting or any adjournment or postponement thereof.

Your vote is very important. Whether or not you plan to attend the Meeting, and regardless of the number of shares you own, we urge you to vote by promptly signing, dating and returning the enclosed Proxy Card, or by authorizing your proxy by telephone or the Internet as described in the enclosed Proxy Card. In addition, you may be able to authorize your proxy by telephone through the Fund’s proxy solicitor.

If you have any questions or need additional information, please contact Georgeson Inc., the Fund’s proxy solicitors, at 199 Water Street, New York, New York 10038, or by telephone at 1-888-679-2865.

By order of the Board of Directors,

Scott R. Plummer

Secretary

Dated: Minneapolis, MN, April 8, 2009

YOUR VOTE IS IMPORTANT

NO MATTER HOW MANY SHARES YOU OWN.

You may authorize your proxy by telephone, the Internet, or by completing, dating and signing the enclosed Proxy Card, and returning it in the envelope provided, which is addressed for your convenience and needs no postage if mailed in the United Stats. In order to avoid the additional expense of further solicitation, we ask your cooperation in authorizing your proxy promptly by telephone, the Internet, or by mailing the enclosed Proxy Card promptly.

April 8, 2009

Seligman LaSalle International Real Estate Fund, Inc.

734 Ameriprise Financial Center, Minneapolis, Minnesota 55474

PROXY STATEMENT

Annual Meeting of Stockholders to be held on June 9, 2009

This Proxy Statement is furnished to you in connection with the solicitation of Proxies by the Board of Directors of Seligman LaSalle International Real Estate Fund, Inc., a Maryland corporation (the “Fund”), to be used at the First Annual Meeting of Stockholders (the “Meeting”) to be held at the offices of Venable LLP, 750 East Pratt Street, 4th Floor, Baltimore, Maryland 21202, on June 9, 2009, at 8:30 A.M., local time. It is expected that the Notice of Annual Meeting, Proxy Statement and form of Proxy will first be mailed to Stockholders on or about April 8, 2009.

If you properly authorize your proxy by the Internet or telephonically or by executing and returning the enclosed Proxy Card, and your proxy is not subsequently revoked, your votes will be cast at the Meeting, and any postponement or adjournment thereof. If you give instructions, your votes will be cast in accordance with your instructions. If you return your signed Proxy Card without instructions, your votes will be cast (i) FOR the election of the four Directors named in Proposal 1 and (ii) FOR the ratification of the selection of an independent registered public accounting firm for the Fund (Proposal 2). Your votes will be cast in the discretion of the Proxy holders on any other matter that may properly have come before the Meeting and any postponement or adjournment thereof, including, but not limited to, proposing and/or voting on the adjournment or postponement of the Meeting with respect to one or more Board proposals in the event that sufficient votes in favor of any Board proposal are not received. If you execute, date and submit a proxy card, you may revoke that proxy or change it by written notice to the Fund (Attention: Secretary), by submitting a subsequently executed and dated proxy card, by authorizing your proxy by telephone or Internet on a later date or by attending the Meeting and casting your vote in person. If you authorize your proxy by telephone or through the Internet, you may revoke it by authorizing a subsequent proxy by telephone or Internet, by completing, signing and returning a proxy card dated as of a date that is later than your last telephone or Internet proxy authorization or by attending the Meeting and casting your vote in person. Attending the Meeting will not automatically revoke your prior proxy.

The close of business on April 6, 2009 has been fixed as the record date for the determination of Stockholders entitled to notice of, and to vote at, the Meeting and any adjournment or postponement thereof. On that date, the Fund had outstanding 9,642,088 shares of common stock, par value $0.01 per share (the “Common Stock”), each share being entitled to one vote. For all matters to be voted upon, an abstention or broker non-vote will not be considered a vote cast. Abstentions and broker non-votes, if any, will be considered present for the purpose of determining the presence of a quorum. For purposes of the vote on the election of each nominee for Director, abstentions and broker non-votes, if any, with respect to a Director will have the same effect as a vote against that Director. For purposes of the vote on ratification of the selection of an independent registered public accounting firm (Proposal 2), abstentions and broker non-votes, if any, will have no effect on the result of the vote.

The presence in person or by proxy of Stockholders entitled to cast a majority of all the votes entitled to be cast at the Meeting shall constitute a quorum. In the event that a quorum is not present at the Meeting or, even if a quorum is so present, in the event that sufficient votes in favor of any Board proposal (including the election of each of the Board’s nominees for Director) are not received and tabulated prior to the time the Meeting is called to order, the chairman of the Meeting may adjourn the Meeting with no notice other than an announcement at the Meeting and further solicitation may be made with respect to such Board proposal. If a vote to adjourn the Meeting with respect to one or more of the Board’s proposals is called, the votes of Stockholders indicating a vote for, or silence with respect to, a Board proposal in their Proxies will be cast for adjournment or postponement with respect to that proposal and votes of Stockholders indicating a vote against such a Board proposal will be cast against adjournment or postponement with respect to that proposal.

RiverSource Investments, LLC (“RiverSource Investments” or the “Manager”), a wholly owned subsidiary of Ameriprise Financial, Inc. (“Ameriprise Financial”), is the investment manager of the Fund. On November 7, 2008, RiverSource Investments completed its acquisition (the “Acquisition”) of J. & W. Seligman & Co. Incorporated (“Seligman”). In addition, at a special meeting of Stockholders held on October 28, 2008, Stockholders approved, contingent at that time on the closing of the Acquisition, a new investment management services agreement between the Fund and RiverSource Investments, a new subadvisory agreement between RiverSource Investments and LaSalle Investment Management (Securities), L.P., and a new delegation agreement between LaSalle Investment Management (Securities), L.P. and LaSalle Investment Management Securities B.V. (collectively, the “Advisory Agreements”). With the closing of the Acquisition and the approval of the Advisory Agreements by the Fund’s Stockholders, RiverSource Investments

became the new investment manager of the Fund with effect from November 7, 2008. Ameriprise Financial provides or compensates others to provide administrative services to the Fund and the other funds in the RiverSource Family of Funds. RiverSource Investments and Ameriprise Financial are located at 200 Ameriprise Financial Center, Minneapolis, Minnesota 55474.

The Fund will furnish, without charge, a copy of its most recent annual report and most recent semi-annual report to any Stockholder upon request by calling 1-800-221-2450.

American Stock Transfer and Trust Company (“AST”) is the Fund’s transfer agent, registrar, dividend disbursing and paying agent and stockholder service agent. AST is located at 59 Maiden Lane, New York, New York 10038. If you have elected to receive one Proxy Statement for all accounts maintained by members of your household and such accounts are held directly with AST, AST will deliver promptly upon written request to AST at the address provided in the preceding sentence, a separate copy of the Proxy Statement for a separate account. If you are currently receiving multiple copies of the Proxy Statement and wish, in the future, to receive only one copy for all accounts maintained by members of your household and your accounts are held directly with AST, please contact AST. If you maintain your Fund account through a financial intermediary and wish to make a change to the number of Proxy Statements received by you and members of your household, you must contact that financial intermediary.

A. Election of Directors

(Proposal 1)

On November 7, 2008, RiverSource Investments announced the closing of its Acquisition of Seligman. With the Acquisition completed and Stockholders having elected (at a special meeting held on November 13, 2008) ten new directors (collectively, the “New Board Members”), the New Board Members took office on November 13, 2008. The New Board Members are Kathleen A. Blatz, Arne H. Carlson, Pamela G. Carlton, Patricia M. Flynn, Anne P. Jones, Jeffrey Laikind, Stephen R. Lewis, Jr. (Chairman), Catherine James Paglia, Alison Taunton-Rigby and William F. Truscott. The New Board Members also became directors/trustees of other funds in the Seligman Group of Funds on November 7, 2008 and have served as directors/trustees of the RiverSource Family of Funds. Leroy C. Richie and John F. Maher, who were members of the Fund’s Board prior to November 13, 2008, have continued to serve on the Board after the Acquisition, resulting in an overall increase from ten directors to twelve directors of the Fund. Messrs. Maher and Richie also serve on the boards of the other funds in the RiverSource Family of Funds (which now includes the

Fund and the other funds in the Seligman Group of Funds). Under the current Board policy, members may serve until the end of the Board meeting following their 75th birthday, or the fifteenth anniversary of the first Board meeting they attended as members of the Board, whichever occurs first. This policy does not apply to Ms. Jones who may retire after her 75th birthday. The Board is divided into three classes, each of which consists of four Directors. Members of each class typically hold office for a term of three years and until their successors are elected and qualify. The term of one class expires in each year.

At the Meeting, the four Directors to be elected are as follows. Mses. Kathleen A. Blatz, Pamela G. Carlton and Alison Taunton-Rigby and Mr. William F. Truscott, whose current terms will expire at the the Fund’s annual meeting to be held in 2009 and when their successors are elected and qualify, have been unanimously recommended by the Board Governance Committee of the Board of Directors of the Fund for election to the class whose term will expire in 2012 and when their successors are elected and qualify. Mses. Blatz, Carlton and Taunton-Rigby and Mr. Truscott have been nominated by the Board for election by the holders of the Common Stock.

It is the intention of the persons named in the accompanying form of Proxy to nominate and to cast your votes for the election of each of Mses. Blatz, Carlton and Taunton-Rigby and Mr. Truscott. Each nominee has agreed to serve if elected. There is no reason to believe that any of the nominees will become unavailable for election as a Director of the Fund, but if that should occur before the Meeting, votes will be cast for the persons the Board Governance Committee and the Board of Directors recommend.

Background information regarding Mses. Blatz, Carlton and Taunton-Rigby and Mr. Truscott, as well as the other Directors of the Fund, follows. Each member oversees 162 portfolios in the RiverSource Family of Funds managed by RiverSource Investments, including the Fund.

Name, Address, Age	Term of Office if Elected and Length of Time Served for Fund	Principal Occupation(s) During Past 5 Years	Other Directorships	Committee Memberships
Independent Director Nominees
Kathleen A. Blatz 901 Marquette Ave. South Minneapolis, MN 55402 Age 54	2009-2012; Board member since November 13, 2008	Attorney; Chief Justice, Minnesota Supreme Court, 1998-2006	Other funds in the RiverSource Family of Funds	Board Governance, Compliance, Investment Review, Audit

Pamela G. Carlton 901 Marquette Ave. South Minneapolis, MN 55402 Age 54	2009-2012; Board member since November 13, 2008	President, Springboard-Partners in Cross Cultural Leadership (consulting company)	Other funds in the RiverSource Family of Funds	Distribution, Investment Review, Audit

Alison Taunton-Rigby 901 Marquette Ave. South Minneapolis, MN 55402 Age 64	2009-2012; Board member since November 13, 2008	Chief Executive Officer and Director, RiboNovix, Inc. since 2003 (biotechnology); former President, Forester Biotech	Idera Pharmaceuticals, Inc. (biotechnology); Healthways, Inc. (health management programs); other funds in the RiverSource Family of Funds	Contracts, Distribution, Executive, Investment Review

Name, Address, Age	Term of Office if Elected and Length of Time Served for Fund	Principal Occupation(s) During Past 5 Years	Other Directorships	Committee Memberships
Interested Director Nominee*
William F. Truscott 53600 Ameriprise Financial Center Minneapolis, MN 55474 Age 48	2009-2012; Board member and Vice President since November 13, 2008	President – U.S. Asset Management and Chief Investment Officer, Ameriprise Financial, Inc. since 2005; President, Chairman of the Board and Chief Investment Officer, RiverSource Investments, LLC since 2001; Director, President and Chief Executive Officer, Ameriprise Certificate Company since 2006; Chairman of the Board and Chief Executive Officer, RiverSource Distributors, Inc. since 2006 and of RiverSource Fund Distributors, Inc. since 2008; and Senior Vice President – Chief Investment Officer, Ameriprise Financial, Inc., 2001-2005	Other funds in the RiverSource Family of Funds	None

*	Interested person by reason of being an officer, director, security holder and employee of RiverSource Investments or Ameriprise Financial.

Other Directors

The other Directors of the Fund who are not standing for election in 2009 are:

Name, Address, Age	Term of Office and Length of Time Served for Fund	Principal Occupation(s) During Past 5 Years	Other Directorships	Committee Memberships
Independent Directors
Arne H. Carlson 901 Marquette Ave. South Minneapolis, MN 55402 Age 74	2008-2010; Board member since November 13, 2008	Chair, RiverSource Family Funds, 1999-2006; former Governor of Minnesota	Other funds in the RiverSource Family of Funds	Board Governance, Compliance, Contracts, Executive, Investment Review

Patricia M. Flynn 901 Marquette Ave. South Minneapolis, MN 55402 Age 58	2008-2011; Board member since November 13, 2008	Trustee Professor of Economics and Management, Bentley University; Former Dean, McCallum Graduate School of Business, Bentley University	Other funds in the RiverSource Family of Funds	Board Governance, Contracts, Investment Review

Anne P. Jones 901 Marquette Ave. South Minneapolis, MN 55402 Age 74	2008-2010; Board member since November 13, 2008	Attorney and Consultant	Other funds in the RiverSource Family of Funds	Board Governance, Compliance, Executive, Investment Review, Audit

Jeffrey Laikind, CFA 901 Marquette Ave. South Minneapolis, MN 55402 Age 73	2008-2011; Board member and Chair of Board since November 13, 2008	Former Managing Director, Shikiar Asset Management	American Progressive Insurance; other funds in the RiverSource Family of Funds	Distribution, Executive, Investment Review, Audit

Name, Address, Age	Term of Office and Length of Time Served for Fund	Principal Occupation(s) During Past 5 Years	Other Directorships	Committee Memberships
Stephen R. Lewis, Jr. 901 Marquette Ave. South Minneapolis, MN 55402 Age 70	2008-2011; Board member since November 13, 2008	President Emeritus and Professor of Economics, Carleton College	Valmont Industries, Inc. (manufactures irrigation systems); other funds in the RiverSource Family of Funds	Board Governance, Compliance, Contracts, Executive, Investment Review

John F. Maher 901 Marquette Ave. South Minneapolis, MN 55402 Age 64	2007-2010; Board member since 2006	Retired President and Chief Executive Officer and former Director, Great Western Financial Corporation (financial services), 1986-1997	Other funds in the RiverSource Family of Funds	Distribution, Investment Review, Audit

Catherine James Paglia 901 Marquette Ave. South Minneapolis, MN 55402 Age 56	2008-2011; Board member since November 13, 2008	Director, Enterprise Asset Management, Inc. (private real estate and asset management company)	Other funds in the RiverSource Family of Funds	Board Governance, Compliance, Contracts, Executive, Investment Review

Leroy C. Richie 901 Marquette Ave. South Minneapolis, MN 55402 Age 66	2007-2010; Board member since 2000	Counsel, Lewis & Munday, P.C. (law firm) since 1987; and Vice President and General Counsel, Automotive Legal Affairs, Chrysler Corporation, 1990-1997	Digital Ally, Inc. (digital imaging); Infinity, Inc. (oil and gas exploration and production); and, OGE Energy Corp. (energy and energy services); other funds in the RiverSource Family of Funds	Contracts, Distribution, Investment Review

Beneficial Ownership of Shares of the Fund and RiverSource Family of Funds

As of March 31, 2009, each Director (and Nominee) beneficially owned shares of the Fund and the other investment companies in the RiverSource Family of Funds as follows:

Name of Director/Nominee	Dollar Range of Common Shares Owned by Director or Nominee of the Fund	Aggregate Dollar Range of Shares Owned by Director or Nominee of All Funds Overseen or to be Overseen by Director or Nominee of RiverSource Family of Funds

Independent Directors/Nominees
Kathleen A. Blatz	$1-$10,000	Over $100,000
Arne H. Carlson	$1-$10,000	Over $100,000
Pamela G. Carlton	$1-$10,000	$50,001-$100,000
Patricia M. Flynn	$1-$10,000	Over $100,000
Anne P. Jones	$1-$10,000	Over $100,000
Jeffrey Laikind	$1-$10,000	Over $100,000
Stephen R. Lewis, Jr.	$1-$10,000	Over $100,000
John F. Maher	$1-$10,000	Over $100,000
Catherine James Paglia	$1-$10,000	Over $100,000
Leroy C. Richie	$1-$10,000	Over $100,000
Alison Taunton-Rigby	$1-$10,000	Over $100,000

Interested Director Nominee
William F. Truscott	$1-$10,000	Over $100,000

As of March 31, 2009, all Directors and officers of the Fund as a group owned beneficially less than 1% of the Fund’s Common Stock.

Section 16(a) Beneficial Ownership Reporting Compliance

During the year ended December 31, 2008, no late filings were made by reporting persons in respect of the Fund.

Board Committees

The Board initially approved the Advisory Agreements and other contracts with the Manager and its affiliates, and other service providers. The Fund’s Advisory Agreements were also approved by Stockholders at a special meeting held on October 28, 2008. Once the contracts are approved, the Board monitors the level and quality of services including commitments of service providers to achieve expected levels of investment performance and stockholder services. In addition, the Board oversees that processes are in place to assure compliance with applicable rules, regulations and investment policies and addresses possible conflicts of interest. Annually, the Board evaluates the services received under the contracts by receiving reports covering investment performance, stockholder services, marketing, and the Manager’s profitability in order to determine whether to continue existing contracts or negotiate new contracts.

The Board of Directors met 14 times during the year ended December 31, 2008, which includes 13 meetings by the Board as constituted prior to November 13, 2008 (the date the New Board Members were elected (the “Board Election Date”), and 1 meeting by the Board as currently constituted. As of November 13, 2008, the Board has organized the following standing committees to facilitate its work (accordingly, no committee meetings have been held prior to such date): Board Governance Committee, Compliance Committee, Contracts Committee, Distribution Committee, Executive Committee, Investment Review Committee and Audit Committee. These Committees are comprised solely of Directors who are not “interested persons” of the Fund as that term is defined in the 1940 Act (i.e., they are independent directors). The table above describing each Director also includes their respective committee memberships. The duties of these committees are described below.

Mr. Lewis, as Chairman of the Board, acts as a point of contact between the independent Directors and the Manager between Board meetings in respect of general matters.

Board Governance Committee. Recommends to the Board the size, structure and composition of the Board and its committees; the compensation to be paid to members of the Board; and a process for evaluating the Board’s performance. The committee also makes recommendations to the Board regarding responsibilities and duties of the Board, oversees proxy voting and supports the work of the Chairman of the Board in relation to furthering the interests of the Fund and other funds in the RiverSource Family of Funds and their shareholders on external matters. The members of this committee are not “interested persons” as that term is defined in the 1940 Act. The committee, which operates pursuant to a written charter, also reviews candidates for Board membership, including candidates recommended by stockholders. This committee met 10 times during the year ended December 31, 2008, which includes, prior to the Board Election Date, 7 meetings by the Fund’s then-existing Board Operations Committee and 3 meetings by the Fund’s then-existing Director Nominating Committee, each of which performed functions similar to the Board Governance Committee, which did not meet during the period from the Board Election Date.

To be considered as a candidate for director, recommendations must include a curriculum vitae and be mailed to the Chairman of the Board, RiverSource Family of Funds, 901 Marquette Avenue South, Suite 2810, Minneapolis, MN 55402-3268. To be timely for consideration by the committee, the submission, including all required information, must be submitted in writing not less than 120 days before the date of the proxy statement for the previous year’s annual meeting of Stockholders. The committee will consider only one candidate submitted by such a Stockholder or group for nomination for election at an annual meeting of Stockholders. The committee will not consider self-nominated candidates or candidates nominated by members of a candidate’s family, including such candidate’s spouse, children, parents, uncles, aunts, grandparents, nieces and nephews. Stockholders who wish to submit a candidate for nomination directly to the Fund’s stockholders must follow the procedures described in the Fund’s Bylaws, as posted to the website www.seligman.com.

The committee will consider and evaluate candidates submitted by the nominating stockholder or group on the basis of the same criteria as those used to consider and evaluate candidates submitted from other sources. The committee may take into account a wide variety of factors in considering Director candidates, including (but not limited to): (i) the candidate’s knowledge in matters relating to the investment company industry; (ii) any experience possessed by the candidate as a director or senior officer of other public or private companies; (iii) the candidate’s educational background; (iv) the candidate’s reputation for high ethical standards and personal and professional integrity; (v) any specific financial, technical or other expertise possessed by the candidate, and the extent to which such expertise would complement the Board’s existing mix of skills and qualifications; (vi) the candidate’s perceived ability to contribute to the ongoing functions of the Board, including the candidate’s ability and commitment to attend meetings regularly, work collaboratively with other members of the Board and carry out his or her duties in the best interests of the Fund; (vii) the candidate’s ability to qualify as an independent director; and (viii) such other criteria as the committee determines to be relevant in light of the existing composition of the Board and any anticipated vacancies or other factors.

Compliance Committee. This committee supports the Fund’s maintenance of a strong compliance program by providing a forum for independent Board members to consider compliance matters impacting the Fund or its key service providers; developing and implementing, in coordination with the Fund’s Chief Compliance Officer (CCO), a process for the review and consideration of compliance reports that are provided to the Board; and providing a designated forum for the Fund’s CCO to meet with independent Board members on a regular basis to discuss compliance matters. This committee met 7 times during the year ended December 31, 2008, with all such meetings having been conducted prior to the Board Election Date by the Fund’s then-existing Board of Directors, which performed functions similar to the Compliance Committee, which did not meet during the period from the Board Election Date.

Contracts Committee. This committee reviews and oversees the contractual relationships with service providers and receives and analyzes reports covering the level and quality of services provided under contracts with the Fund. It also advises the Board regarding actions taken on these contracts during the annual review process. This committee met 7 times during the year ended December 31, 2008, with all such meetings having been conducted prior to the Board Election Date by the Fund’s then-existing Board Operations Committee, which performed functions similar to the Contracts Committee, which did not meet during the period from the Board Election Date.

Distribution Committee. This committee reviews and supports product development, marketing, sales activity and practices related to the Fund, and reports to the Board as appropriate. This committee met 7 times during the year ended December 31, 2008, with all such meetings having been conducted prior to the Board Election Date by the Fund’s then-existing Board of Directors, which performed functions similar to the Distribution Committee, which did not meet during the period from the Board Election Date.

Executive Committee. This committee acts for the Board between meetings of the Board. This committee did not meet during the year ended December 31, 2008.

Investment Review Committee. This committee reviews and oversees the management of the Fund’s assets and considers investment management policies and strategies; investment performance; risk management techniques; and securities trading practices and reports areas of concern to the Board. This committee met 7 times during the year ended December 31, 2008, with all such meetings having been conducted prior to the Board Election Date by the Fund’s then-existing Board of Directors, which performed functions similar to the Investment Review Committee, which did not meet during the period from the Board Election Date.

Audit Committee. This committee oversees the accounting and financial reporting processes of the Fund and internal controls over financial reporting and oversees the quality and integrity of the Fund’s financial statements and independent audits as well as the Fund’s compliance with legal and regulatory requirements relating to the Fund’s accounting and financial reporting, internal controls over financial reporting and independent audits. The committee also makes recommendations regarding the selection of the Fund’s independent registered public accounting firm and reviews and evaluates the qualifications, independence and performance of such firm. This committee operates pursuant to a written charter, a copy of which is available at the website www.seligman.com. The members of this committee are “independent” as required by applicable listing standards of the New York Stock Exchange. The report of the Audit Committee, as approved by the Board on February 18, 2009, is attached to this Proxy Statement as Appendix 1. This committee met 4 times during the year ended December 31, 2008, with all such meetings having been conducted by the audit committee as constituted prior to the Board Election Date.

Procedures for Communications to the Board of Directors

The Board of Directors has adopted a process for Stockholders to send communications to the Board. To communicate with the Board of Directors or an individual Director, a Stockholder must send written communications to Board Services Corporation, 901 Marquette Avenue South, Minneapolis, Minnesota 55402, addressed to the Board of Directors of Seligman LaSalle International Real Estate Fund, Inc. or the individual Director. All Stockholder communications received in accordance with this process will be forwarded to the Board of Directors or the individual Director. Consistent with the Fund’s policy, each member of the Board of Directors will be encouraged to attend this year’s Annual Meeting of Stockholders.

Executive Officers of the Fund

Information with respect to Executive Officers, other than Mr. Truscott who is a Vice President, is as follows:

Name, Address, Age	Office, Term of Office and Length of Time Served*	Principal Occupation During Past Five Years
Patrick T. Bannigan 172 Ameriprise Financial Center, Minneapolis, MN 55474 Age 43	President since November 7, 2008	Director and Senior Vice President – Asset Management, Products and Marketing, RiverSource Investments, LLC and; Director and Vice President – Asset Management, Products and Marketing, RiverSource Distributors, Inc. since 2006 and of RiverSource Fund Distributors, Inc. since 2008; Managing Director and Global Head of Product, Morgan Stanley Investment Management, 2004-2006; President, Touchstone Investments, 2002-2004

Michelle M. Keeley 172 Ameriprise Financial Center, Minneapolis, MN 55474 Age 44	Vice President since November 7, 2008	Executive Vice President – Equity and Fixed Income, Ameriprise Financial, Inc. and RiverSource Investments, LLC since 2006; Vice President – Investments, Ameriprise Certificate Company since 2003; Senior Vice President – Fixed Income, Ameriprise Financial, Inc., 2002-2006 and RiverSource Investments, LLC, 2004-2006

Amy K. Johnson 172 Ameriprise Financial Center, Minneapolis, MN 55474 Age 43	Vice President since November 7, 2008	Vice President – Asset Management and Trust Company Services, RiverSource Investments, LLC since 2006; Vice President – Operations and Compliance, RiverSource Investments, LLC, 2004-2006; Director of Product Development – Mutual Funds, Ameriprise Financial, Inc., 2001-2004

Name, Address, Age	Office, Term of Office and Length of Time Served*	Principal Occupation During Past Five Years
Scott R. Plummer 172 Ameriprise Financial Center, Minneapolis, MN 55474 Age 49	Vice President, General Counsel and Secretary since November 7, 2008	Vice President and Chief Counsel – Asset Management, Ameriprise Financial, Inc. since 2005; Chief Counsel, RiverSource Distributors, Inc. and Chief Legal Officer and Assistant Secretary, RiverSource Investments, LLC since 2006; Chief Counsel, RiverSource Fund Distributors, Inc. since 2008; Vice President, General Counsel and Secretary, Ameriprise Certificate Company since 2005; Vice President – Asset Management Compliance, Ameriprise Financial, Inc., 2004-2005; Senior Vice President and Chief Compliance Officer, USBancorp Asset Management, 2002-2004

Lawrence P. Vogel 100 Park Avenue, New York, NY 10017 Age 52	Treasurer since 2000	Vice President, Managed Assets, Investment Accounting of Ameriprise Financial since 2009; Treasurer, Seligman Data Corp. since 2000. Senior Vice President, Investment Companies, J. & W. Seligman & Co. Incorporated, 1992-2008; former Vice President of the Seligman funds

Eleanor T.M. Hoagland 100 Park Avenue, New York, NY 10017 Age 57	Chief Compliance Officer since 2004; Money Laundering Prevention Officer and Identity Theft Prevention Officer since 2008	Chief Compliance Officer, RiverSource Investments, LLC and Kenwood Capital Management LLC since 2009; Chief Compliance Officer for each of the Seligman funds since 2004 and all funds in the RiverSource Family of Funds, Ameriprise Certificate Company, SDC and RSC since 2009; Money Laundering Prevention Officer and Identity Theft Prevention Officer for each of the Seligman funds since 2008; and Managing Director, J. & W. Seligman & Co. Incorporated, and Vice-President for each of the Seligman funds, 2004-2008

*	All officers are elected annually by the Board of Directors and serve until their successors are elected and qualify or their earlier resignation.

Remuneration of Directors and Officers

The independent Board members determine the amount of compensation that they receive, including the amount paid to the Chairman of the Board. In determining compensation for the independent Board members, the independent Board members take into account a variety of factors including, among other things, their collective significant work experience (e.g., in business and finance, government or academia). The independent Board members also recognize that these individuals’ advice and counsel are in demand by other organizations, that these individuals may reject other opportunities because the time demands of their duties as independent Board members, and that they undertake significant legal responsibilities. The independent Board members also consider the compensation paid to independent board members of other mutual fund complexes of comparable size. In determining the compensation paid to the Chairman, the independent Board members take into account, among other things, the Chairman’s significant additional responsibilities (e.g., setting the agenda for Board meetings, communicating or meeting regularly with the Fund’s CCO, counsel to the independent Board members, and the Fund’s service providers) which result in a significantly greater time commitment required of the Chairman. The Chairman’s compensation, therefore, has generally been set at a level between 2.5 and 3 times the level of compensation paid to other independent Board members.

The independent Board members are paid an annual retainer of $95,000. Committee and sub-committee chairs each receive an additional annual retainer of $5,000. In addition, independent Board members are paid the following fees for attending Board and committee meetings: $5,000 per day of in-person Board meetings and $2,500 per day of in-person committee or sub-committee meetings (if such meetings are not held on the same day as a Board meeting). Independent Board members are not paid for special meetings conducted by telephone. The Board’s Chairman will receive total annual cash compensation of $400,000. The fees payable to the Chairman as well as the other fees described above that are payable to the other independent directors are the aggregate director/trustee fees paid by all of the funds (other than any fund of funds) in the RiverSource Family of Funds, including the Fund. These fees are accrued monthly based upon the relative net assets of these funds.

The independent Board members may elect to defer payment of up to 100% of the compensation they receive in accordance with a Deferred Compensation Plan (the “Deferred Plan”). Under the Deferred Plan, a Board member may elect to have his or her deferred compensation treated as if they had been invested in shares of one or more RiverSource Family of Funds, and the amount paid to the Board member under the Deferred Plan will be determined based on the performance of such investments. Distributions may be taken in a lump sum or over a period of years. The Deferred Plan will remain unfunded for federal income tax purposes under the Internal Revenue Code of 1986, as amended. It is anticipated that deferral of Board member compensation in accordance with the Deferred Plan will have, at most, a negligible impact on the Fund’s assets and liabilities.

The New Board Members became Directors of the Fund on November 13, 2008 and substantially all of the other Seligman-branded funds effective November 7, 2008 at the completion of RiverSource Investments’ Acquisition of Seligman. For the year ended December 31, 2008, any compensation received by the New Board Members from the Fund and other Seligman-branded funds would relate to the period of November 13, 2008 through December 31, 2008 and the period of November 7, 2008 through December 31, 2008, respectively. Only Messrs. Maher and Richie were Directors of the Fund (and other Seligman-branded funds) during the entire year ended December 31, 2008. Messrs. Maher and Richie became directors of the other funds in the RiverSource Family of Funds on December 10, 2008 and November 12, 2008, respectively. Based on the foregoing, total Directors’ fees paid by the Fund to the current independent Directors for the year ended December 31, 2008 were as follows (this amount does not reflect fees paid to former directors who resigned in the fourth quarter of 2008):

Number of Independent Directors	Capacity in which Remuneration was Received	Aggregate Direct Remuneration
11	Directors and Members of Committees and Sub-Committees	$2,890

In addition, the attendance, retainer, committee and/or sub-committee fees paid to a Director from the Fund and from all funds in the RiverSource Family of Funds (in their capacity as director/trustee of such funds) during the year ended December 31, 2008 was as follows:

Name	Aggregate Compensation From Fund	Pension or Retirement Benefits Accrued as Part of Fund Expenses	Total Compensation From the Fund and RiverSource Family of Funds*
Kathleen A. Blatz	$37	–0–	$177,500
Arne H. Carlson	37	–0–	180,000
Pamela G. Carlton	35	–0–	165,000
Patricia M. Flynn**	19	–0–	167,500
Anne P. Jones	37	–0–	177,500
Jeffrey Laikind	35	–0–	165,000
Stephen R. Lewis, Jr.**	64	–0–	400,000
John F. Maher**	1,221	–0–	89,450
Catherine James Paglia**	4	–0–	170,000
Leroy C. Richie	1,366	–0–	116,366
Alison Taunton-Rigby	35	–0–	167,500

*	For the year ended December 31, 2008, there were 163 portfolios in the RiverSource Family of Funds, including the Fund.
**	Ms. Flynn, Mr. Lewis, Mr. Maher and Ms. Paglia elected to defer a portion of the total compensation payable during the period in the amount of $82,208, $60,000, $76,533 and $166,667, respectively (none of which was in respect of the Fund).

No compensation is paid by the Fund or other funds in the RiverSource Family of Funds to Directors or officers of the Fund or other funds in the RiverSource Family of Funds, as applicable, who are employees or officers of the Manager or its affiliates.

The Fund’s Bylaws require each Director to be elected by the affirmative vote of the holders of a majority of the votes entitled to be cast in the election of a Director.

Your Board of Directors Unanimously Recommends that the Stockholders Vote FOR the Election of Each of the Nominees to Serve as Director of the Fund.

B. Ratification of Selection of Independent Registered Public Accounting Firm

(Proposal 2)

On March 11, 2009, the Audit Committee of the Board of Directors recommended, and the Board of Directors, including a majority of those members who are not “interested persons” of the Fund (as defined in the 1940 Act), approved Ernst & Young LLP as the independent registered public accounting firm to serve as auditors for the Fund for 2009. Ernst & Young LLP began service as the Fund’s independent registered public accounting firm effective March 18, 2009. Prior to March 11, 2009, the Fund’s independent registered public accounting firm was Deloitte & Touche LLP.

The firm of Ernst & Young LLP has extensive experience in investment company accounting and auditing. Ernst & Young LLP has served as the independent registered public accounting firm for the funds in the RiverSource Family of Funds since July 2007. In connection with the Acquisition of Seligman and the Fund becoming part of the RiverSource Family of Funds, the Audit Committee and Board determined that it would be in the best interest of the Fund if one independent registered public accounting firm were to perform audit and accounting services for all funds in the RiverSource Family of Funds. Ernst & Young LLP was chosen due to the fact that the firm is familiar with RiverSource Investments and with the management and operations of the funds advised by RiverSource Investments.

The reports of Deloitte & Touche LLP on the Fund’s financial statements as of and for the fiscal year ended December 31, 2008 and the period-ended December 31, 2007 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Fund’s fiscal year ended December 31, 2008 and the period-ended December 31, 2007 and the subsequent interim period preceding the appointment of Ernst & Young LLP, (a) there were no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte & Touche LLP, would have caused them to make reference thereto in their reports on the Fund’s financial statements and (b) there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K. The Fund has furnished a copy of the above disclosure to Deloitte & Touche LLP.

During the Fund’s fiscal year ended December 31, 2008 and the period-ended December 31, 2007 and the subsequent interim period preceding Ernst & Young LLP’s appointment, neither the Fund nor anyone on behalf of the Fund consulted with Ernst & Young LLP on any matter regarding: (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Fund’s financial statements, and neither a written report was provided to the Fund nor oral advice was provided that Ernst & Young LLP concluded was an important factor considered by the Fund in reaching a decision as to the accounting, auditing or financial reporting issue; or (2) either a disagreement or a reportable event, as defined in Item 304(a)(1)(iv) and (v) of Regulation S-K, respectively.

Neither the Fund’s Charter nor the Fund’s Bylaws require that the Stockholders ratify the selection of Ernst & Young LLP as the Fund’s independent registered public accounting firm. The Board of Directors is submitting this matter to the Stockholders as a matter of good corporate practice. If the Stockholders do not ratify the selection, the Audit Committee of the Board of Directors will reconsider whether or not to retain Ernst & Young LLP, but may retain such independent registered public accounting firm. Even if the selection is ratified, the Audit Committee and the Board of Directors in their discretion may change the selection at any time during the year if they determine that such change would be in the best interests of the Fund. It is intended that the persons named in the accompanying form of proxy will vote FOR the ratification of the selection of Ernst & Young LLP. Representatives of Ernst & Young LLP and Deloitte & Touche LLP will not attend the Meeting.

Ernst & Young LLP, in accordance with Public Company Accounting Oversight Board Rule 3526, has confirmed to the Audit Committee that they are independent accountants with respect to the Fund.

The Audit Committee is required to preapprove audit and non-audit services performed for the Fund by Ernst & Young LLP. The Audit Committee also is required to preapprove certain non-audit services performed for RiverSource Investments or any entity controlling, controlled by, or under common control with the investment manager that provide services directly related to the operations and financial reporting of the Fund. The Audit Committee has delegated preapproval authority to Ms. Anne P. Jones, the Chair of the Audit Committee. Ms. Jones will report any preapproval decisions to the Audit Committee at its next scheduled meeting. Notwithstanding the foregoing, under certain circumstances, preapproval of non-audit services of a de minimis amount is not required.

The affirmative vote of a majority of the votes cast at the Meeting is required to ratify the selection of Ernst & Young LLP as independent registered public accounting firm for the Fund.

Your Board of Directors Unanimously Recommends that the Stockholders Vote FOR the Ratification of the Selection of Ernst & Young LLP as Independent Registered Public Accounting Firm for the Fund.

C. Other Matters

The Fund knows of no other matters which are to be brought before the Meeting. However, if any other matters come before the Meeting, it is intended that the persons named in the enclosed form of Proxy, or their substitutes, will vote in accordance with their discretion on such matters.

Notice is hereby given that, under the Securities Exchange Act’s stockholder proposal rule (Rule 14a-8), any Stockholder proposal that may properly be included in the Proxy solicitation material for the next Annual Meeting must be received by the Fund no later than December 9, 2009. Timely notice of Stockholder proposals submitted outside of the Rule 14a-8 process must be received by the Fund no earlier than November 9, 2009 and no later than 5:00 P.M., Eastern time, December 9, 2009, to be eligible for presentation at the 2010 Annual Meeting. The Fund’s Bylaws require that certain information must be provided by the Stockholder to the Fund when notice of a nominee or proposal is submitted to the Fund.

D. Expenses

The Fund will bear the cost of soliciting Proxies. In addition to the use of the mails, Proxies may be solicited personally or via facsimile, telephone or the Internet by Directors, officers and employees of the Fund, the Manager, RiverSource Fund Distributors, Inc. (formerly Seligman Advisors, Inc.), RiverSource Services, Inc. (formerly Seligman Services, Inc.), and the Fund may reimburse persons holding shares in their names or names of their nominees for their expenses in sending solicitation material to their beneficial owners. The Fund has engaged Georgeson Inc., 199 Water Street, New York, NY 10038 to assist in soliciting proxies for a fee of $10,000, plus expenses.

By order of the Board of Directors,

Scott R. Plummer

Secretary

It is important that your shares be voted promptly. All Stockholders, including those who expect to attend the Meeting, are urged to authorize their proxy as soon as possible by accessing the Internet site listed on the enclosed Proxy Card, by calling the toll-free number listed on the enclosed Proxy Card, or by mailing the enclosed Proxy Card in the enclosed return envelope, which requires no postage if mailed in the United States. To enter the Meeting you will need to present proof of record ownership of Seligman LaSalle International Real Estate Fund, Inc. stock or, if your shares are held in street name, a proxy from the record holder.

APPENDIX 1

SELIGMAN LASALLE INTERNATIONAL REAL ESTATE FUND, INC. (the “Fund”)

AUDIT COMMITTEE REPORT

The Audit Committee operates pursuant to a written charter that was last amended by the Fund’s Board of Directors (“Board”) on November 13, 2008. The purposes of the Audit Committee are 1) (i) to oversee the accounting and financial reporting processes of the Fund and its internal control over financial reporting; (ii) to oversee or, assist Board oversight of, the quality and integrity of the Fund’s financial statements and the independent audits thereof; (iii) to oversee or, assist Board oversight of, the Fund’s compliance with legal and regulatory requirements that relate to the Fund’s accounting and financial reporting, internal control over financial reporting and independent audits; (iv) to approve the engagement of the Fund’s independent auditors and to review and evaluate the qualifications, independence and performance of the independent auditors; and (v) to act as liaison between the independent auditors and the full Board; and 2) to prepare this report. Management of the Fund is responsible for the preparation, presentation and integrity of the Fund’s financial statements, the Fund’s accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the Fund’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

In the performance of its oversight function, the Audit Committee has considered and discussed the audited financial statements with management and the independent auditors of the Fund. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. The Audit Committee has also considered whether the provision of any non-audit services not pre-approved by the Audit Committee provided by the Fund’s independent auditors to the Adviser or Manager and to any entity controlling, controlled by or under common control with the Adviser or Manager that provides ongoing services to the Fund is compatible with maintaining the auditors’ independence. Finally, the Audit Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding independence, and has discussed with the auditors the auditors’ independence.

1-i

The members of the Audit Committee are not full-time employees of the Fund and are not performing the functions of auditors or accountants. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards. Members of the Audit Committee necessarily rely on the information provided to them by management and the independent auditors. Accordingly, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Fund’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Fund’s auditors are in fact “independent.”

Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above, the Audit Committee approved the inclusion of the audited financial statements of the Fund in the Fund’s annual report to Stockholders for the most recent fiscal period.

SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Kathleen A. Blatz

Pamela G. Carlton

Anne P. Jones

Jeffrey Laikind

John F. Maher

As approved on February 18, 2009

1-ii

Seligman LaSalle International Real Estate Fund, Inc.
Managed by RIVERSOURCE INVESTMENTS, LLC,
A WHOLLY OWNED SUBSIDIARY OF AMERIPRISE FINANCIAL, INC.

SELIGMAN LASALLE INTERNATIONAL REAL ESTATE FUND, INC.

Notice of Annual Meeting of Stockholders and Proxy Statement

Time:	June 9, 2009
8:30 a.m.

Place:	Offices of Venable LLP
750 East Pratt Street, 4th Floor
Baltimore, Maryland 21202

Please authorize your proxy by telephone, by the Internet, or by mailing the enclosed Proxy Card in the enclosed return envelope which requires no postage if mailed in the United States.

YOUR VOTE IS IMPORTANT

Please complete, date, sign and mail your proxy card in the

envelope provided as soon as possible.

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

PROXY	SELIGMAN LASALLE INTERNATIONAL REAL ESTATE FUND, INC.	COMMON STOCK
734 Ameriprise Financial Center, Minneapolis, Minnesota 55474

The undersigned stockholder of SELIGMAN LASALLE INTERNATIONAL REAL ESTATE FUND, INC., a Maryland corporation (the “Fund”), hereby revokes any previous proxies, acknowledges receipt of the Notice of Annual Meeting and Proxy Statement for the Annual Meeting of Stockholders (the “Meeting”) of the Fund, to be held at 8:30 A.M., local time, on June 9, 2009, at the offices of Venable LLP, 750 East Pratt Street, 4th Floor, Baltimore, Maryland 21202, and appoints STEPHEN R. LEWIS, JR., SCOTT R. PLUMMER and PAUL B. GOUCHER (or any of them) as proxies for the undersigned, with full power of substitution in each of them, to attend the Meeting (and any adjournments or postponements thereof) and to cast on behalf of the undersigned all the votes the undersigned is entitled to cast at the Meeting (and any adjournments or postponements thereof) and otherwise represent the undersigned at the Meeting (and any adjournments or postponements thereof) with all the powers possessed by the undersigned if personally present at the Meeting (and any adjournments or postponements thereof).

The votes entitled to be cast by the undersigned will be cast as instructed below. If this Proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast FOR each of the nominees of the Board of Directors (Proposal 1) and FOR the ratification of the selection of Ernst & Young LLP as independent registered public accounting firm for the Fund (Proposal 2). The votes entitled to be cast by the undersigned will be cast in the discretion of the Proxy holder on any other matter that may properly come before the Meeting (and any adjournment or postponement thereof), including, but not limited to, proposing and/or voting on adjournment or postponement of the Meeting with respect to one or more matters, including, but not limited to, in the event that sufficient votes in favor of any Board proposal are not received. THE SOLICITATION OF THIS PROXY IS MADE ON BEHALF OF THE BOARD OF DIRECTORS. YOUR VOTE IS IMPORTANT. Complete, sign on reverse side and return this card as soon as possible. Mark each vote with an X in the box.

(Continued and to be signed on the reverse side)

THERE ARE THREE WAYS TO AUTHORIZE THE PROXIES

TO CAST YOUR VOTES

TELEPHONE	INTERNET	MAIL

This method is available for residents of the U.S. and Canada. On a touch tone telephone, call TOLL FREE 1-800-852-5162, 24 hours a day, 7 days a week. You will be asked to enter ONLY the CONTROL NUMBER shown below. Have your instruction card ready, then follow the prerecorded instructions. Your instructions will be confirmed and votes cast as you direct. This method is available until 11:59 pm, Eastern Daylight Time on June 8, 2009.

This method may also be available by telephone through the Fund’s proxy solicitor.

	Visit the Internet website at http://proxy.georgeson.com. Enter the COMPANY NUMBER and CONTROL NUMBER shown below and follow the instructions on your screen. You will incur only your usual Internet charges. This method is available until 11:59 pm, Eastern Daylight Time on June 8, 2009.	Simply complete, sign and date your proxy card and return it in the postage-paid envelope. If you are using telephone or the Internet, please do not mail your proxy card.

COMPANY NUMBER	CONTROL NUMBER

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The Board of Directors recommends that you vote FOR all nominees (Proposal 1) and FOR the ratification of the selection of Ernst & Young LLP as independent registered public accounting firm for the Fund (Proposal 2), each as more fully described in the accompanying Proxy Statement.

Your Board Recommends
1. To elect four Directors, each to hold office until the 2012 Annual Meeting of Stockholders and until their successors are elected and qualify.	FOR	WITHHOLD

	all nominees	all nominees
NOMINEES: Kathleen A. Blatz, Pamela G. Carlton, Alison Taunton- Rigby and William F. Truscott	☐	☐

Instruction: To withhold authority to vote for one or more individual nominees, write the name(s) of such person(s) below:

Your Board Recommends
2. To ratify the selection of Ernst & Young LLP as the Fund’s independent registered public accounting firm.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	To vote and otherwise represent the undersigned on any other matter that may properly come before the Meeting (and any adjournment or postponement thereof), including proposing and/or voting on adjournment or postponement of the Meeting with respect to one or more matters (including, but not limited to, in the event that sufficient votes in favor of any Board proposal are not received), in the discretion of the Proxy holder.

PLEASE SIGN AND RETURN IMMEDIATELY

Please sign exactly as your name(s) appear(s) on this Proxy, and date it. When shares are held jointly, each holder should sign. When signing in a representative capacity, please give title.

DATED:             , 2009

Signature

Additional Signature (if held jointly)